EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TrueBlue Board of Directors Unanimously Rejects Unsolicited Proposal From HireQuest
Proposal Significantly Undervalues the Company and Is Not in the Best Interest of Shareholders

Shareholders Do Not Need to Take Action At This Time

TACOMA, Wash., May 13, 2025 — TrueBlue, Inc. (NYSE: TBI), a leading provider of specialized workforce solutions, today announced that its Board of Directors (the “Board”) unanimously rejected an unsolicited, non-binding proposal from HireQuest, Inc., regarding a potential all-stock proposal to acquire all common shares of TrueBlue at $7.50 per share.

Following careful evaluation and consistent with its fiduciary duties, the Board declined HireQuest’s proposal. Prior to this latest offer, in February 2025, the Board previously considered, and rejected, an unsolicited, non-binding proposal from HireQuest at a price of up to $12.30 per share of TrueBlue. HireQuest’s latest proposal to acquire TrueBlue at $7.50 per share, which was received on May 9, 2025, represents an opportunistic attempt to acquire the Company and significantly undervalues the business and its potential.

The Board is committed to maximizing value for all shareholders and believes that the proposed transaction does not meet these objectives. The Board continues to believe that the proposed transaction is not in the best interests of the Company’s shareholders. TrueBlue remains focused on executing its strategic plan and creating long-term value for its shareholders.

The Company does not intend to comment further on this matter unless and until it determines that additional disclosure is appropriate or required.

Sidley Austin LLP is acting as legal advisor to TrueBlue.

About TrueBlue

TrueBlue (NYSE: TBI) is transforming the way organizations connect with talent in an ever-changing world of work. As The People Company®, we put people first – connecting job seekers with meaningful opportunities while delivering smart, scalable workforce solutions for enterprises across industries and worldwide. Powered by innovative technology and decades of expertise, our brands – PeopleReady, PeopleScout, Staff Management | SMX, Centerline, SIMOS, and Healthcare Staffing Professionals – offer flexible staffing, workforce management, and recruitment solutions that propel businesses and careers. Discover how we’re shaping the future of work at www.trueblue.com.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and relating to the Company’s strategic plan, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to attract and retain clients, (4) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (5) our ability to successfully execute on business strategies and further digitalize our business model, (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (9) our ability to successfully integrate acquired businesses, and (10) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact

TrueBlue Investor Relations
InvestorRelations@trueblue.com